SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 28, 2004

Adolor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30039	31-1429198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Pennsylvania Drive, Exton, PA	19341
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 595-1500

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure.

On June 28, 2004, Adolor Corporation (the “Company”) announced that it had completed submission to the Food and Drug Administration of the New Drug Application for Entereg™ (alvimopan) capsules. The Company is seeking marketing approval of Entereg for the management of postoperative ileus by accelerating time to recovery of gastrointestinal function following abdominal or pelvic surgeries. The press release issued by the Company concerning the announcement is attached to this Report as Exhibit 99.1.

Item 7(c). Exhibits.

99.1 Press release of the Company, dated June 28, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADOLOR CORPORATION

By:	/s/ Bruce A. Peacock
Name:	Bruce A. Peacock
Title:	President, Chief Executive Officer and Director

Dated: June 28, 2004